SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 25, 2003


                             EBIZ ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


             Nevada                        0-27721                84-1075269
(State or other Jurisdiction of     (Commission File No.)       (IRS Employer
         Incorporation                                       Identification No.)


                           13715 Murphy Road, Suite D
                              Stafford, Texas 77477
        (Address of Registrant's Principal Executive Offices) (Zip Code)


                                 (281) 403-8500
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     Effective February 25, 2003, LinuxMall.com, Inc. ("LinuxMall"), a wholly-owned subsidiary of EBIZ Enterprises, Inc., a Nevada corporation (the "Company"), conveyed substantially all of its assets in consideration of the total satisfaction of claims made for unpaid amounts owed on two promissory notes issued by LinuxMall and a mutual general release of all claims. The principal amount owed on the two promissory notes exceeded $166,000 plus accrued interest. The assets conveyed had a net book value of $0.00.

     As of early 2002, the LinuxMall operation became insignificant to our business and several of the secondary LinuxMall web sites were suspended from operation and the primary LinuxMall web site was placed into a maintenance mode until a determination could be made, if any, as to the relevance and importance of the LinuxMall operation to our business. Since that time, no method has been identified to strategically utilize LinuxMall in our current business plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EBIZ ENTERPRISES, INC.


Date: March 12, 2003                   By: /s/ Bruce Parsons
                                           -------------------------------------
                                           Bruce Parsons
                                           President and Chief Executive Officer